EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly report of TREX Acquisition Corp, a Nevada corporation (the “Company”), on Form 10-Q for the six months ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), Frank Horkey, President and Chief Executive Officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 21, 2022	By:	/s/ Frank Horkey
	Name:	Frank Horkey
	Title:	Chief Executive Officer/President/Secretary/ Treasurer/Chief Financial Officer/Director